Exhibit 99.1

SmartPros Releases Year-End 2009 Financial Results

Board Declares First Quarterly Dividend of $.01

Annual Meeting Set for June 17, 2010

FOR IMMEDIATE RELEASE -- HAWTHORNE, N.Y. -- March 9, 2010 -- SmartPros Ltd. (Nasdaq:SPRO), a leader in the field of accredited professional education and corporate training, today reported results for the fiscal year ending December 31, 2009. A conference call to discuss earnings is scheduled for Wednesday, March 10, at 8:30 a.m. ET.

For the year ending December 31, 2009, compared to 2008:

•	Net revenue of $19.27 million, compared to $18.26 million
•	Operating income of $381,000, compared to $1.3 million
•	Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) of $1.42 million, compared to $2.26 million
•	Net income of $399,000, or $0.08 per diluted share, compared to $1.6 million, or $0.32 per diluted share
RECONCILIATION OF NET INCOME TO EBITDA	DECEMBER 31,
	2009	2008

Net income	$398,683	$1,601,263

Income tax provision (benefit)	7,408	(70,128)
Depreciation and amortization	1,052,151	945,932
Interest and dividend income, (net)	(33,768)	(215,292)

EBITDA	$1,424,474	$2,261,775

As of December 31, 2009, the Company had approximately $6.7 million in cash and cash equivalents, $5.3 million in deferred revenue, stockholders' equity of $13 million, and no debt.

“SmartPros returned to profitability in the fourth quarter despite the economic landscape. We continue to create growth opportunities while maintaining a check on expenses,” said Allen Greene, Chairman and CEO of SmartPros. “Profit and EBITDA were down from last year, but in 2009 we increased overall revenue, grew our core subscription revenue, increased online sales revenue and made what we feel to be a solid acquisition in EEI.”

“As continually noted, our product mix and the overall seasonality of our business affects our quarterly earnings. This trend has become more prevalent with the recent acquisition of EEI in July of 2009. Loscalzo and EEI are live seminar companies, and the nature of those business lines is considerably different than our core subscription model. We anticipate the first quarter will be affected by this pattern and most likely we’ll show a loss. While we have started to see signs of the economic recovery, we continue to be cautious and have recently made budgetary cuts in expenses to try to keep pace with the economy.”

“In addition, the Board has declared our first quarterly dividend of $.01 per share payable on April 11, 2010, to shareholders of record April 1, 2010. The Board felt that with our strong cash position and our positive EBITDA performance that a dividend was appropriate at this time. While we hope to make quarterly dividends ongoing, we must caution that any future dividend will be affected by our results and by our ongoing requirement for cash to make acquisitions, which is still our primary goal.”

Further, the Board has set April 19, 2010, as the record date for its Annual Meeting of Stockholders, which will be held at the Comfort Inn in Hawthorne, N.Y., on June 17, 2010, at 11:00 a.m. ET.

SmartPros will host a teleconference tomorrow morning, Wednesday, March 10, beginning at 8:30 a.m. ET, and invites all interested parties to join management in a discussion regarding the company's financial results, corporate progression and other meaningful developments. The conference call can be accessed via telephone by dialing 1-877-941-6011. A replay of the call will be available on the company's Web site at http://ir.smartpros.com.

Consolidated Balance Sheets
December 31,	2009	2008

Assets

Current Assets:
Cash and cash equivalents	$6,720,649	$6,626,181
Accounts receivable, net of allowance for doubtful accounts of $39,627
and $39,677 at December 31, 2009 and 2008, respectively	2,700,111	3,114,139
Prepaid expenses and other current assets	260,357	249,281
Total Current Assets	9,681,117	9,989,601

Property and Equipment, net	608,850	607,988
Goodwill	3,375,257	3,394,329
Other Intangibles, net	4,421,749	4,500,639
Other Assets, including restricted cash of $150,000	160,626	155,613
Deferred Tax Asset	1,250,924	1,103,923
Investment in Joint Venture, at cost	14,755	23,890
	9,832,161	9,786,382
Total Assets	$ 19,513,278	$ 19,775,983

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable	$ 776,059	$ 779,870
Accrued expenses	446,929	1,294,042
Deferred revenue	5,299,450	5,576,607
Total Current Liabilities	6,522,438	7,650,519

Long-Term Liabilities:
Other liabilities	23,187	-
Total Long-Term Liabilities	23,187	-

Commitments and Contingencies	-	-

Stockholders' Equity:
Preferred stock, $.001 par value; 1,000,000 shares authorized,
0 shares issued and outstanding	-	-
Common stock, $.0001 par value; 30,000,000 shares authorized,
5,562,100 and 5,324,316 shares issued as of December 31, 2009 and 2008, respectively, and 5,076,305 and 4,841,567 shares
outstanding as of December 31, 2009 and 2008, respectively	556	532
Common stock in treasury, at cost - 485,795 and 482,749 shares
as of December 31, 2009 and 2008, respectively	(1,536,782)	(1,525,723)
Additional paid-in capital	17,610,392	17,155,851
Accumulated deficit	(3,106,513)	(3,505,196)
Total Stockholders' Equity	12,967,653	12,125,464

Total Liabilities and Stockholders' Equity	$ 19,513,278	$ 19,775,983

Consolidated Statements of Income
Years Ended December 31,	2009	2008

Net Revenues	$ 19,274,533	$ 18,256,328
Cost of Revenues	9,146,145	7,811,500
Gross Profit	10,128,388	10,444,828

Operating Expenses:
Selling, general and administrative	8,694,779	8,171,943
Depreciation and amortization	1,052,151	945,932
	9,746,930	9,117,875
Operating Income	381,458	1,326,953

Other Income (Expense):
Interest and dividend income, net	33,768	215,292
Loss from joint venture	(9,135)	(11,110)
	24,633	204,182

Income before (Provision) Benefit for Income Taxes	406,091	1,531,135

Income Tax (Provision) Benefit	(7,408)	70,128

Net Income	$ 398,683	$ 1,601,263

Net Income per Common Share:
Basic net income per common share	$ 0.08	$ 0.32

Diluted net income per common share	$ 0.08	$ 0.32

Weighted Average Number of Common Shares Outstanding:
Basic	5,043,045	4,938,548
Diluted	5,101,668	4,975,198

About SmartPros

Founded in 1981, SmartPros Ltd. is an industry leader in the field of accredited professional education and corporate training. Its products and services are primarily focused in the accredited professional areas of corporate accounting, financial management, public accounting, governmental and not-for-profit accounting, financial services, banking, engineering, legal, ethics and compliance, and information technology. SmartPros is a leading provider of professional education products to Fortune 500 companies, as well as the major firms and associations in each of its professional markets. SmartPros provides education and content publishing and development services in a variety of media including Web, CD-ROM, video and live seminars and events. Our subscription libraries feature hundreds of course titles and 2,300+ hours of accredited education. SmartPros' proprietary Professional Education Center (PEC) Learning Management System (LMS) offers enterprise distribution and administration of education content and information. In addition, SmartPros produces a popular news and information portal for accounting and finance professionals serving more than one million ads and distributing more than 200,000 subscriber email newsletters each month. SmartPros' network of Web sites averages more than 900,000 monthly visits, serving a user base of more than one million profiled members. Visit: www.smartpros.com

Safe Harbor Statement

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve risks and uncertainties, including activities, events or developments, that the Company expects, believes or anticipates will or may occur in the future. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with Securities and Exchange Commission. Specifically, results reported within this press release should not be considered an indication of future performance.

For More Information, Please Contact:

SmartPros Ltd.

Shane Gillispie

VP Marketing Services & eCommerce

914-752-4401

shanegillispie@smartpros.com